EXHIBIT 10.15.1

FIRST AMENDMENT TO THE
UCAR CARBON
COMPENSATION DEFERRAL PLAN

        The UCAR Carbon Compensation Deferral Plan (as amended and restated effective March 31, 2003) (“Plan”), is hereby amended as follows:

1.	Section 1.1 of the Plan is amended to add the following at the end thereof:

“Effective January 1, 2004, this Plan shall also provide for an additional credit on behalf of Eligible Employees with Employer Retirement Contributions lost under the Savings Plan because of the limitations imposed under Section 415 of the Code.”

2.	Section 2.23 of the Plan is amended to revise the reference to “Section 5.5(a)” therein to read “Sections 5.5(a) and (e)” instead.

3.	Section 2.24 of the Plan is amended to add the following at the end thereof:

“Effective January 1, 2004, for purposes of Section 5.5(e) of the Plan only, a Participant shall also include an Eligible Employee who does not receive a full Employer Retirement Contribution under the Savings Plan because of the limitations imposed by Section 415 of the Code.”

4.	Section 5.5 of the Plan is amended to add a new paragraph (e) at the end thereof to read as follows:

“(e) Effective January 1, 2004, as of each December 31st, the Company shall credit a Make-Up Contribution on behalf of each Eligible Employee whose Employer Retirement Contributions under the Savings Plan are limited by the restrictions of Section 415 of the Code. The amount of the

Make-Up Contribution under this paragraph (e) shall be equal to “A” minus “B”, where

“A” equals the Employer Retirement Contribution that would be made on the Participant’s behalf under the Savings Plan if the limitations of Code Section 415 were disregarded; and

“B” equals the Employer Retirement Contribution actually made on behalf of the Participant under the Savings Plan.

A Participant shall become vested in his or her Make-up Contributions under this paragraph (e) upon the attainment of five years of service with the Corporation and any of its subsidiaries.”

    5.        The provisions of this First Amendment to the Plan are effective as of January 1, 2004.

UCAR CARBON COMPANY INC. By: /s/ Karen G. Narwold —————————————— Date: October 7, 2004 ——————————————